EXHIBIT 32
STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
GENUINE PARTS COMPANY
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Genuine Parts Company (the “Company”) on Form 10-Q for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul D. Donahue, President and Chief Executive Officer of the Company, and, I, Carol B. Yancey, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul D. Donahue	/s/ Carol B. Yancey
Paul D. Donahue Chairman and Chief Executive Officer	Carol B. Yancey Executive Vice President and Chief Financial Officer
October 18, 2019	October 18, 2019